UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

WI-FI TV, INC.
(Exact name of registrant as specified in its charter)

Nevada	86-0888532
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3408 Via Oporto, Suite 202
Newport Beach, California
(Address of Principal Executive Office) (Zip Code)

949-675-5011
(Registrant’s telephone number, including area code)

Kanakaris Wireless
1280 Bison, Suite B9-597
Newport Beach, California 92660
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Wi-Fi TV, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2006, our Board of Directors appointed Rachelle Kuzma to serve as President of our Company.

Ms. Kuzma, 23, joined our Company in December of 1999. Ms. Kuzma is and has been our Director of Operations since May of 2004. From January 2001 to May 2004, Ms. Kuzma was an Associate to our CEO, assisting our CEO in developing business plans. Ms. Kuzma has had no direct or indirect material interest in any proposed transaction or any transaction to which we are a party during the past two years.

Currently, Ms. Kuzma has an annual salary of $84,000. However, Ms. Kuzma does not have an employment agreement with our Company.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On May 3, 2006, our Board of Directors passed a resolution to increase the number of shares of common stock the Company is authorized to issue from 3,000,000,000 to 10,000,000,000. The Company filed the Certificate of Amendment to Articles of Incorporation with the Secretary of State of Nevada on May 9, 2006.

A copy of the Company’s Certificate of Amendment to Articles of Incorporation is filed as Exhibit 3.1 hereto and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following item is filed as an exhibit to this report:

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WI-FI TV, INC.

Dated: May 9, 2006	By:	/s/Alex Kanakaris
Alex Kanakaris Chief Executive Officer